EXHIBIT 23.6

[Ryder Scott Company Letterhead]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm and to the use of or reference to our report effective December 31, 2005 in the Energy Partners, Ltd. Registration Statement on Form S-4. We further consent to references to our firm in the Registration Statement under the caption “Experts.”

July 19, 2006	/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.